UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2008

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On February 8, 2008, Fiduciary Counselors Inc. ("Fiduciary") was appointed as the independent fiduciary of the MoneyGram International, Inc. Stock Fund (the "Fund") in the MoneyGram International, Inc. 401(k) Plan (the "Plan") to ensure that decisions regarding the common stock, $0.01 par value per share, of MoneyGram International, Inc. ("Common Stock") held by the Plan are made solely in the interests of Plan participants and beneficiaries and to avoid any real or perceived conflict of interest in connection with these decisions.

As of March 14, 2008, Fiduciary determined that permitting participants to make new investments in the Fund was no longer consistent with the Employee Retirement Income Security Act of 1974. Fiduciary made this decision due to the uncertainty about the proposed recapitalization of MoneyGram International, Inc. (the "Corporation") and the Corporation’s announcement that it would not be able to file its Annual Report on Form 10-K for the year ended December 31, 2007 ("2007 Form 10-K") with the United States Securities and Exchange Commission (the "SEC") until the completion of such recapitalization (the "Recapitalization"), as more particularly described in Amendment No. 1 to Form 12b-25, which the Corporation filed with the SEC on March 13, 2008 (the "Filing").

As a result, commencing on March 14, 2008, new investment transfers into Common Stock through the Fund by participants in the Plan have been suspended. However, participants continue to be allowed to make all other Plan transactions, including distributions, loans and transfers out of the Fund. Once the Corporation has filed its 2007 Form 10-K with the SEC and the Recapitalization occurs, Fiduciary will determine whether new investment transfers into the Fund should be permitted. The Corporation indicated in the Filing that it anticipated that the 2007 Form 10-K would be filed with the SEC promptly after the funding of the Recapitalization.

On March 19, 2008, the Corporation sent a notice to the Corporation’s directors and executive officers (the "Notice") of a blackout period, the beginning date of which is March 14, 2008 and the ending date of which is not currently known (the "Blackout Period"). The Notice indicated that the Corporation’s directors and executive officers would be promptly notified of the ending date of the Blackout Period.

The Notice informed the Corporation’s directors and executive officers that they are restricted from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any Common Stock or other equity or derivative security of the Corporation acquired in connection with their service or employment as a director or executive officer of the Corporation during the Blackout Period.
The Corporation provided the Notice to the Corporation’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 ("SOX") and Rule 104 of Regulation BTR of the Securities Exchange Act of 1934 ("Regulation BTR"). In accordance with Section 306(a) of SOX and Rule 104(b)(2)(ii) of Regulation BTR, the Corporation determined that it was unable to provide the Corporation’s directors and executive officers with advance notice of the Blackout Period.

During the Blackout Period and for a period of two years after the ending date of the Blackout Period, holders of Common Stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the Blackout Period by sending a written request to Teresa H. Johnson, Secretary, at MoneyGram International, Inc., 1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota 55416 or by telephone at (952) 591-3000.

A copy of the Notice is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

March 19, 2008	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Notice dated March 19, 2008